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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-98474 and 333-55835 of Owosso Corporation on Form S-8 and Registration Statement No. 33-99526 of Owosso Corporation on Form S-3 of our report dated December 10, 1998 (except for Note 8, as to which the date is January 22, 1999), appearing in this Annual Report on Form 10-K of Owosso Corporation for the year ended October 25, 1998.



/s/ Deloitte & Touche LLP
    Philadelphia, Pennsylvania
    January 22, 1999